# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APM - QIM FUTURES FUND, L.P.", CHANGING ITS NAME FROM "APM - QIM FUTURES FUND, L.P." TO "ALTEGRIS QIM FUTURES FUND, L.P.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY, A.D. 2010, AT 9:50 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4704782 8100

AUTHENTICATION: 8155114

100804341

DATE: 08-05-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:50 AM 07/26/2010
FILED 09:50 AM 07/26/2010
SRV 100772958 - 4704782 FILE

# STATE OF DELAWARE
# AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is APM - QIM Futures Fund, L.P.

SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:

The name of the limited partnership is Altegris QIM Futures Fund, L.P.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21 day of July, A.D. 2010.

By: Altegris Portfolio Management. Inc
General Partner(s)

By: [signature]
Name: Robert J Amedeo VP
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